Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES
ACREAGE ACQUISITIONS IN BLM NEW MEXICO OIL AND GAS LEASE SALE

DALLAS, Texas, September 12, 2018 - Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) announced today the successful acquisition of 8,400 gross (8,400 net) acres for approximately $387 million, or a weighted average cost of approximately $46,000 per net acre, in Lea and Eddy Counties, New Mexico in the Bureau of Land Management (“BLM”) New Mexico Oil and Gas Lease Sale on September 5 and 6, 2018. Two maps highlighting the acquired acreage are included on the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

Joseph Wm. Foran, Matador’s Chairman and CEO, commented, “Matador is very excited by these purchases. Over the past several years, Matador has followed a strategy of primarily building its Delaware Basin land position on a ‘brick by brick’ basis, but we have always believed it is also important to capture unique value-creating opportunities on a select basis, like the recent BLM lease sale, which was the largest BLM New Mexico Oil and Gas Lease Sale in the last 10 years. Each tract we acquired was evaluated based on rock quality, the number of potential commercial zones, potential additional reserves bookings, the added value from the lower 1/8th royalty interest, available midstream opportunities and the tract’s strategic fit within our existing portfolio of properties. As a result, while some of the acreage values were higher than Matador and others have paid in the past, we were able to acquire each tract for less than our full valuation. We will, of course, continue our ‘brick by brick’ strategy, which has worked well for us-and is continuing to work well for us-but we will also strive to be prepared in the future for special opportunities such as this one.”

Other important considerations made by Matador’s Board of Directors and staff in valuing this newly acquired acreage included the following:

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Matador estimates these properties should immediately add an incremental 16.3 million barrels of oil equivalent (“BOE”), or 10%, in proved undeveloped reserves (“PUDs”) with a PV-10 (a non-GAAP financial measure) of approximately $135 million to its total proved reserves base. This amount equates to a weighted average value of approximately $16,000 per net acre acquired. The total estimated value of these PUDs is additive to Matador’s previously reported proved oil and natural gas reserves of 170.2 million BOE at June 30, 2018, consisting of 95.4 million barrels of oil and 448.2 billion cubic feet of natural gas with a PV-10 (a non-GAAP financial measure) of $1.8 billion.

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The acquired leases are federal leases and provide an 87.5% net revenue interest (“NRI”) as compared to approximately 75% NRI on most fee leases today. As a result, Matador will retain an additional 17% of the net production from each well drilled and completed on these properties, which should significantly improve the economics of wells drilled on this acreage. Matador believes this increased NRI substantially enhances the value of the acquired properties, especially given the Company’s expectation of multiple zones of development, including as many as seven to nine potentially productive zones in certain tracts.

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The large majority of the acquired acreage is believed to be conducive to drilling longer laterals of up to two miles or more, utilizing central facilities and multi-well pad development, which should reduce well costs and further improve well returns and economics. The positive effects of this acquisition on Matador’s production and on potential additional midstream opportunities should begin to be realized in late 2019, 2020 and beyond as Matador expects to initiate production from these properties with higher NRIs and lower costs per lateral foot.

The acquired acreage blends well with Matador’s existing properties, expanding and bolting on acreage in the Antelope Ridge asset area in Lea County, New Mexico and establishing a foothold for the Company in the prolific Stateline area in Eddy County, New Mexico, while maintaining Matador’s weighted average all-in Delaware Basin acreage cost at approximately $11,000 per net acre. The maps provided illustrate the location of the properties acquired in the BLM lease sale (in blue) along with Matador’s existing Delaware Basin acreage position (in red).

The acquired acreage includes approximately 2,800 gross/net acres in the Stateline area, 4,800 gross/net acres in the Antelope Ridge asset area, 400 gross/net acres in the Arrowhead asset area and 400 gross/net acres in the Twin Lakes asset area, bringing Matador’s total leasehold and mineral position in the Delaware Basin to approximately 217,400 gross (123,800 net) acres (pro forma at August 1, 2018). Although all of the acquired acreage is undeveloped, most of the acreage is prospective for multiple geologic targets in areas where operators have already achieved strong well results as outlined on the maps provided. Matador expects to finance these acreage acquisitions using cash on hand and borrowings under its revolving credit facility, which had no borrowings outstanding at September 12, 2018, but additional options include, among others, the divestiture of portions or all of its non-Delaware Basin assets.

Mr. Foran further commented, “We have waited and managed our balance sheet carefully over time for this special opportunity. As a result, our financial position and liquidity remain strong, with a pro forma Net Debt to Adjusted EBITDA (trailing twelve months) ratio of 1.9x. The specific location of these select assets, the multi-pay potential in several prolific zones, the cost savings associated with developing these new assets via longer laterals on multi-well pads with centralized facilities and the favorable net revenue interest along with other favorable federal lease terms were key features that attracted Matador to this unique opportunity and should significantly enhance our already strong Delaware Basin leasehold and mineral portfolio. Additionally, we see further opportunities for Matador to unlock additional value across this quality acreage position, including midstream opportunities and the ability to add to our growing minerals and leasehold positions. The ‘read-through’ of this sale to the value of our total leasehold and mineral positions is very encouraging and we are very excited by the additional opportunities this newly-acquired acreage provides.”

Additional inquiries regarding the acquisition of these properties may be directed to Mac Schmitz, Capital Markets Coordinator, using the contact information provided below. Matador expects to provide additional information regarding the acquisition of these properties, as well as other acreage acquisitions closed during the third quarter of 2018, during its third quarter 2018 earnings conference call scheduled for November 1, 2018.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. Additionally, Matador conducts midstream operations, primarily through its midstream joint venture, San Mateo, in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and salt water gathering services and salt water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, results in certain basins, objectives, project timing, expectations and intentions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; the operating results of the Company’s midstream joint venture’s expansion of the Black River cryogenic processing plant; the timing and operating results of the buildout by the Company’s midstream joint venture of oil, natural gas and water gathering and transportation systems and the drilling of any additional salt water disposal wells; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Capital Markets Coordinator
investors@matadorresources.com
(972) 371-5225

Supplemental Non-GAAP Financial Measures
PV-10

PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. PV-10 is not an estimate of the fair market value of the Company’s properties. Matador and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies and of the potential return on investment related to the companies’ properties without regard to the specific tax characteristics of such entities. PV-10 may be reconciled to the Standardized Measure of discounted future net cash flows at such dates by adding the discounted future income taxes associated with such reserves to the Standardized Measure.

(in millions)	At June 30, 2018
Standardized Measure	$1,613.3
Discounted future income taxes	152.6
PV-10	$1,765.9